EXHIBIT A
                           (AS OF JANUARY 7, 2014)


FUND                                                            EFFECTIVE DATE
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First Trust NASDAQ Technology Dividend Index Fund               August 10, 2012

Multi-Asset Diversified Income Index Fund                       August 10, 2012

International Multi-Asset Diversified Income Index Fund         August 16, 2013

First Trust High Income ETF                                     January 7, 2014

First Trust Low Beta Income ETF                                 January 7, 2014

First Trust NASDAQ Rising Dividend Achievers ETF                January 7, 2014